SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2017

CITIZENS, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-16509	84-0755371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 East Anderson Lane

Austin, Texas 78752

(Address of principal executive offices) (Zip Code)

(512) 837-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TOC

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1

Item 9.01- Financial Statements and Exhibits	1

Signature	2

Exhibit Index	3

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 22, 2017, Citizens, Inc. (“Citizens”) announced the appointment of Gerald W. Shields, 59, as a director, effective immediately. Mr. Shields joins Citizens’ Board of Directors with over 37 years of technology experience, including significant life insurance experience as the Senior Vice President and Chief Information Officer of AFLAC, Inc., a leading provider of supplemental insurance. During the last five years, Mr. Shields has served as Director of the IT practice at RE Nolan, a management-consulting firm that caters to the insurance, health care, technology, and banking industries. He also currently serves as the Chief Information Officer of FirstCare Health Plans, a provider of comprehensive health care services to health maintenance organization (HMO) subscribers that also owns Southwest Life & Health Insurance Company which offers the FirstCare PPO and life insurance products. Mr. Shields brings Citizens’ board expertise in technology, cybersecurity and insurance operating systems, having significant experience directing these areas throughout his career.

Mr. Shields fills the open Board seat vacated by former Chairman and Chief Executive Officer Rick D. Riley, having been elected by the currently serving Class B directors in accordance with the Colorado Business Corporation Act and Citizens’ bylaws. At the time of this announcement, Mr. Shields has not been appointed to serve on any Committees of the Board.

A copy of the press release issued by Citizens regarding this announcement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(d)	Exhibits

99.1	News Release issued by Citizens, Inc. on February 22, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC

By:	/s/ Geoffrey M. Kolander
Geoffrey M. Kolander Chief Executive Officer

Date: February 22, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release issued by Citizens, Inc. on February 22, 2017.

3